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Exhibit 23.3

CONSENT OF RYDER SCOTT COMPANY, L.P.

        We consent to the reference to our firm and to the reserve review performed by our firm in connection with the proved oil and gas reserve report of Cimarex Energy Co. dated December 31, 2002, in the Form 10-K of Cimarex Energy Co.

RYDER SCOTT COMPANY, L.P.

Denver, Colorado
March 14, 2003

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  Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.